EXHIBIT 99.1

Upexi Regains Compliance with NASDAQ

Filing Form 10-K  for the Year Ended June 30, 2024

Filing Form 10-Q for the Quarter Ending September 30, 2024

TAMPA, FL, December 23, 2024 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products, announced its financial results for the year ended June 30, 2024 and the first quarter ending September 30, 2024 last week.  On December 20, 2024 the Company received written notice (the “Compliance Notice”) from Nasdaq informing the Company that it has regained compliance with Nasdaq Listing Rule 5250( c)(1) (the “Rule”).  The Staff had concluded that with the filing of these two periodic reports that the Company now complies with the Rule and accordingly these matters are now closed.

Allan Marshall, Chief Executive Officer of Upexi, stated, “We are pleased to have filed our financial results for the fiscal year ending June 30, 2024 and fiscal first quarter ending September 30, 2024. During this period, we completed several critical transactions as part of our restructuring process, which has resulted in a significant reduction in debt and increase in working capital. We have sufficient working capital to fund our operations to meet our debt obligations. Going forward, we have stable and cash flowing manufacturing, distribution and fulfillment facilities in Florida as well as a portfolio of pet, health and CBD brands. We have completed the restructuring and can focus on operating our businesses and explore new opportunities for the future.”

Operational Highlights:

•	Successfully sold its equity interest in Interactive Offers, LLC, VitaMedica, and E-Core Technology, Inc.
•	Completed sale of building.
•	Upexi continues to operate its manufacturing and distribution centers in Odessa, Florida and warehousing, distribution and other services for product sales in Tampa, Florida.
•	These facilities include operations by Gumi Labs, which manufactures gummies and other products, including products manufactured with hemp ingredients.
•	The manufacturing facilities in Florida are operating at full capacity as of August of 2024.
•	Upexi also continues to market and distribute its LuckyTail, PRAX, Cure Mushrooms, and Moonwlkr brands.

About Upexi, Inc.:

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254